UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  August 6, 2007

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective July 10, 2007 Essex Nexans Europe and certain of its subsidiaries (collectively herein, “Essex Europe” and individually a “Participant”) entered into a factoring agreement (the “Factoring Agreement”) (filed as Exhibit 10.1 to Superior Essex Inc.’s 8-K dated July 10, 2007) with Compagnie Generale d’Affacturage (the “Factor”) pursuant to which Essex Europe may assign its eligible accounts receivable to the Factor and the Factor agrees to finance receivables up to the limits provided in the Factoring Agreement.

On August 6, 2007, to accommodate the acquisition of Invex S.p.A. by Essex Europe and to provide for financing of its working capital needs, the parties entered into an amendment (the “Amendment”) to the Factoring Agreement. The Amendment makes the following principal changes to the Factoring Agreement:

•                          Invex S.p.A., a subsidiary of Essex Europe, is added as a Participant and certain provisions of the Factoring Agreement are amended to reflect this change.

•                          The amount of advances available to Essex Europe has been increased from €50 million up to a maximum of €90 million.

•                          The percentage amount of retained receivables (15%) may be reviewed after completion of an audit of Invex S.p.A., such audit to occur within 3 months following the Amendment.

•                          The Factor’s monthly service commission (excluding tax) is increased to EUR 12,000.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

On August 7, 2007, the Amended and Restated Loan and Security Agreement (the “Loan Agreement”) (filed as Exhibit 10.1 to Superior Essex Inc.’s 8-K dated April 14, 2006) by and among Superior Essex Communications LP and Essex Group, Inc. (the “Borrowers”), the financial institutions party thereto, as lenders (the “Lenders”), and Bank of America, N.A., as agent for the lenders (the “Agent”), was amended (the “Amendment”). The purpose of the amendment was to clarify that the Company’s investment in Femco Magnet Wire Corporation (“Femco”) did not cause Femco to be a Subsidiary and subject to the requirements of the Loan Agreement. It further clarified, however, that financial statements and financial metrics provided to the Lenders under the Loan Agreement will not exclude results of the Company’s interest in Femco.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2 to this report and is incorporated by reference herein.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable
(d)	Exhibits:

Exhibit Number	Description

10.1

Amendment No. 1 to Agreement for the Assignment of Receivables among Essex Nexans Europe, Essex Nexans, Essex Nexans L&K GmbH, Essex Nexans UK, Invex S.p.A. and Compagnie Generale d’Affacturage, dated August 6, 2007

10.2

First Amendment to Amended and Restated Loan and Security Agreement among Superior Essex Communications LP, Essex Group, Inc., the financial institutions party thereto and Bank of America, N.A., dated August 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: August 9, 2007

	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

10.1

Amendment No. 1 to Agreement for the Assignment of Receivables among Essex Nexans Europe, Essex Nexans, Essex Nexans L&K GmbH, Essex Nexans UK, Invex S.p.A. and Compagnie Generale d’Affacturage, dated August 6, 2007

10.2

First Amendment to Amended and Restated Loan and Security Agreement among Superior Essex Communications LP, Essex Group, Inc., the financial institutions party thereto and Bank of America, N.A., dated August 7, 2007